Exhibit 10.19

Execution Version

SECOND AMENDING AGREEMENT

Made as of October 9, 2015

Among

SUNOPTA INC.
SUNOPTA FOODS INC.

as Borrowers

- and -

EACH OF THE FINANCIAL INSTITUTIONS
AND OTHER ENTITIES
FROM TIME TO TIME PARTIES HERETO

as Lenders

- and -

CERTAIN AFFILIATES OF THE BORROWERS

as Obligors

- and -

BANK OF MONTREAL

as Agent

SECOND AMENDING AGREEMENT

This second amending agreement is made as of the 9th day of October, 2015

A M O N G

SUNOPTA INC.
SUNOPTA FOODS INC.

as Borrowers

and

EACH OF THE FINANCIAL INSTITUTIONS
AND OTHER ENTITIES
FROM TIME TO TIME PARTIES HERETO

as Lenders

and

CERTAIN AFFILIATES OF THE BORROWERS

as Obligors

and

BANK OF MONTREAL

as Agent

WITNESSES THAT WHEREAS:

(a)

the Lenders severally made credit facilities available to the Borrowers (or their respective predecessor corporations, as applicable) on the terms and conditions set out in a seventh amended and restated credit agreement dated as of July 27, 2012 among the Borrowers (or their respective predecessor corporations, as applicable), the Lenders, certain affiliates of the Borrowers, as Obligors, and the Agent (as amended by the Waiver and Consent dated as of July 30, 2015 and by the First Amending Agreement dated as of September 22, 2015, collectively, the “Credit Agreement”);

(b)

the Obligors, the Lenders and the Agent entered into and/or acknowledged, as applicable, a Waiver and Consent dated as of July 30, 2015 pursuant to which the Lenders, among other things (and in accordance with the terms of such Waiver and Consent), consented to the Obligors’ proposed acquisition of all of the capital stock of Sunrise Holdings (Delaware), Inc. and the Borrowers incurring certain indebtedness in connection with such acquisition transaction, which such acquisition will occur on or about October 9, 2015; and

(c)

the parties to the Credit Agreement have agreed to amend the Credit Agreement in the manner set forth herein in order to, among other things, amend certain covenants contained in the Credit Agreement as a result of the Obligors’ proposed acquisition of Sunrise Holdings (Delaware), Inc.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties covenant and agree with each other as follows:

SECTION 1
INTERPRETATION

1.1

Definitions from Agreement. Capitalized terms defined in the Credit Agreement have the same meanings in this Second Amending Agreement unless otherwise defined herein or the context expressly or by necessary implication requires otherwise. This Second Amending Agreement is referenced herein as the “Second Amending Agreement”. For greater certainty, this Second Amending Agreement amends the Credit Agreement and the term “Agreement”, as defined in the Credit Agreement, includes (unless the context expressly or by necessary implication requires otherwise) this Second Amending Agreement to the extent of such amendments. For purposes of this Second Amending Agreement, the term “Second Amending Closing Date” means October 9, 2015.

1.2	New and Revised Definitions. Section 1.1 of the Credit Agreement is hereby amended such that the following definitions are inserted in the Credit Agreement at the appropriate alphabetical location:

“Intercreditor Agreement” means the Intercreditor Agreement dated as of October 9, 2015 entered into by and between BMO, as Agent for the “First Lien Claimholders” (as defined in the Intercreditor Agreement), and Bank of Montreal, in its capacity as collateral agent for the “Second Lien Claimholders” (as defined in the Intercreditor Agreement), as acknowledged by SunOpta Inc. and SunOpta Foods Inc., as the same may be amended, varied, supplemented, restated, amended and restated, renewed or replaced at any time and from time to time, a true, complete and correct executed copy of which is attached hereto as Schedule EE.

“Second Lien Notes” means the senior notes to be issued in connection with the refinancing or exchange of the Second Lien Term Loans in sales pursuant to Rule 144A and Regulations S under the Securities Act of 1933 (United States of America), under the Second Lien Note Indenture, together with interest, fees and all other amounts payable in connection therewith, generating aggregate gross proceeds of up to $330,000,000 plus additional principal amounts to fund the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing (less the amount of any Second Lien Term Loans that remain outstanding after the issuance of such Second Lien Notes).

“Second Lien Notes Indenture” means the indenture to be entered into in connection with the refinancing or exchange of the Second Lien Term Loans among SunOpta, SunOpta Foods, the guarantors party thereto, a trustee and a collateral agent, pursuant to which the Second Lien Notes will be issued, as such indenture may be amended, varied, supplemented, restated, amended and restated, renewed or replaced at any time and from time to time.

“Second Lien Term Loan Agreement” means the second lien loan agreement dated as of October 9, 2015 entered into among, inter alia, SunOpta Foods, as borrower, SunOpta, certain subsidiaries of SunOpta as subsidiary guarantors and loan parties, the lenders from time to time party thereto, BMO as administrative agent and collateral agent and BMO Capital Markets Corp. and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., New York Branch, as joint lead arrangers and joint bookrunners, pursuant to which SunOpta Foods may obtain loans in an aggregate principal amount not in excess of US$330,000,000 (the “Second Lien Term Loans”) for purposes of assisting with the proposed purchase of all of the issued and outstanding share capital of Sunrise Holdings (Delaware), Inc., as such second lien loan agreement may be amended, varied, supplemented, restated, amended and restated, renewed or replaced at any time and from time to time, a true, complete and correct executed copy of which is attached hereto as Schedule FF.

1.3	Headings. The insertion of headings in this Second Amending Agreement is for convenience of reference only and shall not affect the interpretation of this Second Amending Agreement.

SECTION 2
COVENANTS

2.1	Sunrise Acquisition. Section 9.2 of the Credit Agreement is hereby amended by inserting the following text as new Sections 9.2(t) and 9.2(u):

“(t)

Sunrise Acquisition. Prior to the “Discharge of First Lien Obligations” (as defined in the Intercreditor Agreement), without the prior written consent of the “First Lien Collateral Agent” (as defined in the Intercreditor Agreement), it agrees that no “Second Lien Document” (as defined in the Intercreditor Agreement) may be amended, restated, renewed, extended, supplemented or otherwise modified, and no new Second Lien Document may be granted after the date hereof to the extent any such amendment, restatement, renewal, extension, supplement or other modification or the terms of such new Second Lien Document would:

(i)	contravene the provisions of the Intercreditor Agreement or this Agreement;

(ii)	increase the then outstanding principal amount of the Second Lien Term Loans or, after their issue, the Second Lien Notes (as defined in the Intercreditor Agreement);

(iii)

(A) increase the interest rate (relating to interest payable in cash) by more than 3.00% per annum (excluding increases resulting from the accrual of interest at the default rate); or (B) increase the default rate of interest other than indirectly through an interest rate increase permitted under the preceding clause (A);

(iv)	change (to earlier dates) any dates upon which payments of principal or interest are due thereon;

(v)	change any covenant, default or event of default under, and as defined in, such Second Lien Document in a manner adverse to a “Grantor” (as defined in the Intercreditor Agreement);

(vi)	change the redemption, prepayment or defeasance provisions thereof; or

(vii)

increase the obligations of the Obligors under the Second Lien Documents or confer any additional rights on the “Second Lien Claimholders” (as defined in the Intercreditor Agreement) and/or the “Second Lien Collateral Agent” (as defined in the Intercreditor Agreement) which would be adverse to the “First Lien Claimholders” (as defined in the Intercreditor Agreement) and/or the “First Lien Collateral Agent” (as defined in the Intercreditor Agreement) except for increases in payment-in-kind interest.

Notwithstanding the foregoing, the Second Lien Term Loans and/or the Second Lien Notes may be “Refinanced” (as defined in the Intercreditor Agreement) to the extent (i) the terms and conditions of such “Refinancing” (as defined in the Intercreditor Agreement) debt are no less favourable to the First Lien Claimholders and in the aggregate to the Obligors than the terms and conditions of the Second Lien Documents (as in effect prior to the Refinancing and as determined in the reasonable opinion of the First Lien Collateral Agent, acting on behalf of the Required Lenders); (ii) the outstanding aggregate principal amount of the Second Lien Term Loans and/or the Second Lien Notes (as applicable) as in effect prior to the Refinancing is not increased, and all other terms and provisions of such Refinancing debt would be permitted in an amendment to the Second Lien Documents in accordance with this Section 9.2(t); and (iii) the holders of such Refinancing debt or their representative, agent or trustee bind themselves, as Second Lien Claimholders, in a writing addressed to the First Lien Collateral Agent for the benefit of itself and the First Lien Claimholders, to the terms of the Intercreditor Agreement.

(u)

Second Lien Term Loans and Second Lien Notes. It shall not make, or permit to be made, any voluntary prepayment in respect of the Second Lien Term Loans and/or the Second Lien Notes (as applicable). In addition to the prohibition in respect of any voluntary prepayment of the Second Lien Term Loans and/or the Second Lien Notes (as applicable), it shall not make, or permit to be made, any payments of principal of, premium, if any, and/or interest on the Second Lien Term Loans and/or the Second Lien Notes (as applicable), unless at the time of any such payment no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. It shall not make, or permit to be made, any purchase or other acquisition of any Second Lien Term Loans and/or the Second Lien Notes (as applicable) (whether by way of redemption, open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise), unless at the time of any such purchase or other acquisition of Second Lien Term Loans and/or the Second Lien Notes (as applicable) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. It shall not permit any Subsidiary or Affiliate to guarantee or otherwise provide credit support for the Second Lien Term Loans and/or the Second Lien Notes (as applicable) unless such Person also guarantees or provides the same credit support or is primarily liable for the First Lien Obligations.”.

SECTION 3
EVENTS OF DEFAULT

3.1	Events of Default. Section 10.1 of the Credit Agreement is hereby amended by inserting the following text as new Sections 10.1 (p) and 10.1(q):

“(p)	Second Lien Term Loan Agreement. There occurs a default or event of default under and as defined in the Second Lien Term Loan Agreement.

(q)	Second Lien Notes Indenture. There occurs a default or event of default under and as defined in the Second Lien Notes Indenture.”.

SECTION 4
SCHEDULES

4.1	Schedules. Schedules EE and FF are hereby added to the Credit Agreement, which such Schedules EE and FF are attached hereto, respectively, as Exhibit I and Exhibit II hereto.

SECTION 5
CONDITIONS PRECEDENT

5.1

Conditions Precedent. The effectiveness of this Second Amending Agreement is subject to and conditional upon the satisfaction of the following conditions and the delivery by the Agent to the Borrowers of a written notice that this Second Amending Agreement is then effective:

(a)	Delivery of Documents. The Agent and/or BMO, as applicable, shall have received Sufficient Copies, in form and substance satisfactory to the Agent and/or BMO, as applicable, of the following:

(i)	this Second Amending Agreement duly executed by all of the parties hereto;

(ii)	a Certificate of each of the Obligors dated as of the date hereof certifying that:

(A)	its constating documents and the by-laws, which shall be attached thereto, are complete and correct copies and are in full force and effect;

(B)

all resolutions and all other authorizations necessary to authorize the execution and delivery of and the performance by it of its obligations under this Second Amending Agreement, the Credit Agreement as amended by this Second Amending Agreement and the other Documents to which it is a party and all the transactions contemplated thereby; and

(C)

all representations and warranties contained in the Credit Agreement and in the Second Amending Agreement are true and correct as if made on the date of the Certificate, except to the extent affected by the transactions contemplated by this Second Amending Agreement.

(iii)

opinions of counsel to each Obligor, addressed to the Agent and each Lender and counsel to the Agent with respect to, inter alia, corporate existence, capacity, due authorization, execution and delivery of the Second Amending Agreement, together with the enforceability of the Second Amending Agreement and the Credit Agreement as amended by the Second Amending Agreement; and

(iv)	such other documents as the Agent may reasonably request.

SECTION 6
REPRESENTATIONS AND WARRANTIES

6.1	Representations. Each of the Obligors represents and warrants to the Agent and the Lenders that:

(a)

the Credit Agreement, as amended by this Second Amending Agreement, is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' generally, (ii) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (iii) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments;

(b)	the Credit Agreement, as amended by this Second Amending Agreement, does not conflict with any constating document, agreement, instrument or undertaking binding upon it or any of its properties;

(c)	no Default or Event of Default now exists under the Credit Agreement or will exist after giving effect to this Second Amending Agreement;

SECTION 7
GENERAL

7.1

Acknowledgement. The Agent and the Lenders acknowledge that the Borrowers have advised that there will be insufficient borrowing base availability under Facility B in order for SunOpta Foods to make a request for and obtain an Advance under Facility B in an amount of up to US$65,500,000 in order to assist with SunOpta Foods’ proposed purchase of all of the issued and outstanding share capital of Sunrise Holdings (Delaware), Inc. (“Sunrise”). Accordingly, the Borrowers have requested that the Agent and the Lenders permit certain lending and margin value to be attributed to the current assets of Sunrise and its various United States subsidiaries (consisting only of Sunrise Growers, Inc., Farm Capital Incorporated and Pacific Ridge Farms, LLC) which would constitute Eligible Accounts Receivable, Insured Eligible Accounts Receivable and/or Eligible Inventory but for the fact that the Agent does not then have a perfected first (subject to Permitted Liens) priority Lien on behalf of the Lenders on such current assets, in order to allow SunOpta Foods to obtain a single Advance in an amount of up to US$65,500,000 under Facility B in order to assist with the acquisition of Sunrise. In the circumstances, the Agent, the Lenders and SunOpta Foods acknowledge and agree that SunOpta Foods may, for purposes of effecting the Sunrise acquisition, receive lending/margin value in respect of such Eligible Accounts Receivable, Insured Eligible Accounts Receivable and Eligible Inventory of each of Sunrise, Sunrise Growers, Inc., Farm Capital Incorporated and Pacific Ridge Farms, LLC at advance rates equal to 50% of the advance rates otherwise applicable for purposes of calculating the Facility B Borrowing Base. The Borrowers, the Agent, the Lenders and the other Obligors acknowledge and agree that this accommodation is being made by the Agent and the Lenders to SunOpta Foods for a limited period commencing on the date of the drawdown of the single Advance under Facility B in order to assist with the acquisition of Sunrise until the earlier of (i) the date which is 30 days after the closing of SunOpta Foods’ acquisition of Sunrise; and (ii) the date on which a satisfactory borrowing base certificate and field examination report in respect of Sunrise and its subsidiaries which constitute North American Included Subsidiaries (including most current, last 3 months, aged accounts receivable, accounts payable and inventory listings for Sunrise and its relevant North American Included Subsidiaries) have been provided to the Agent and each of Sunrise and its North American Included Subsidiaries has become an Obligor under the Credit Agreement and has executed and delivered the documentation required pursuant to Section 7.3 of the Credit Agreement, at which point in time this accommodation shall no longer be available and the Facility B Borrowing Base will be calculated in accordance with its normal terms under the Credit Agreement. For greater certainty, the parties acknowledge and agree that no margin or lending value will be provided in respect of real property or equipment located in the USA which is owned by Sunrise or its North American Included Subsidiaries until such point in time as there has been provided in favour of the Agent, as applicable, an environmental Phase I report, the most recent available appraisal in respect of such real property or equipment, and a first-ranking Mortgage/Lien (subject to Permitted Liens) has been granted and exists in favour of the Agent as required by the Credit Agreement. The parties agree that the provisions of this Section 7.1 amend the last paragraph of the Waiver and Consent regarding Project Shine dated July 30, 2015 previously entered into and/or acknowledged by the Agent, each of the Lenders, each of the Borrowers and each of the other Obligors. In addition to the foregoing, the parties acknowledge, confirm and agree that Tradin Organics USA, LLC is an Excluded Subsidiary for purposes of the Credit Agreement.

7.2

Severability. Any provision of this Second Amending Agreement which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof.

7.3

Costs, Expenses and Taxes. The Obligors agree to pay, on demand, all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution, delivery, operation or enforcement of this Second Amending Agreement and the Credit Agreement including, without limitation, the reasonable fees and out-of-pocket expenses of the Lenders' counsel and other professionals engaged by the Lenders with respect to the preparation, negotiation and documentation of this Second Amending Agreement, the Security Documents, if any, and the related closing documents with respect thereto and with respect to advising the Agent and the Lenders of their rights and responsibilities in connection with the continuing operation of the Credit Agreement, as amended by this Second Amending Agreement.

7.4

Form of Documents. All documents delivered under or in connection with this Second Amending Agreement or under or in connection with the Credit Agreement shall be in form and substance satisfactory to the Agent, the Lenders and their counsel, in each case, acting reasonably.

7.5

Governing Law. This Second Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each Borrower and Obligor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Obligor hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding.

7.6

Governing Documents. The Credit Agreement as amended by this Second Amending Agreement and all other Documents delivered pursuant to or referenced in the Credit Agreement as amended by this Second Amending Agreement constitute the complete agreement of the parties hereto with respect to the subject matter hereof and supersede any other agreements or understandings between or among each of the Obligors, the Agent and the Lenders. Save as expressly amended by this Second Amending Agreement, all other terms and conditions of the Credit Agreement remain in full force and effect unamended.

7.7	Time of the Essence. Time shall be of the essence of this Second Amending Agreement.

7.8

Further Assurances. The Obligors shall from time to time promptly, upon the request of the Agent, take or cause to be taken such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Second Amending Agreement and the Documents.

7.9

Confirmation of Obligors. By signing this Second Amending Agreement, each of the Obligors hereby agrees to comply with all of its obligations under the Credit Agreement as hereby amended and, as applicable, confirms that the guarantees given by it (and/or its predecessor corporations, as applicable) to the Agent and the Lenders and all Security Documents given by it (and/or its predecessor corporations, as applicable) as security for its obligations, direct, indirect, absolute and/or contingent, remain in full force and effect in accordance with their respective terms and continue to support all of the Borrowers' indebtedness and liabilities, present and future, to, the Agent and the Lenders including, without limitation, each Borrower's indebtedness and liabilities under the Credit Agreement and the Security Documents granted by each such Borrower (and/or their respective predecessor corporations, as applicable). For greater certainty, each Obligor that has previously executed and delivered a Security Document hereby acknowledges and confirms that each such Security Document secures the obligations of such Obligor under and in connection with this Agreement and all other relevant Documents.

7.10

Counterparts. This Agreement and the Documents may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. This Agreement and the Documents may be executed and delivered by facsimile transmission or PDF and each of the parties hereto may rely on such facsimile signature or PDF as though that facsimile signature or PDF were an original hand-written signature.

[SIGNATURE PAGES FOLLOW]

- S1 -

IN WITNESS WHEREOF the parties hereto have caused this Second Amending Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUNOPTA INC.	By: /s/ Jill Barnett
Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary

SUNOPTA FOODS INC.	By: /s/ Jill Barnett
Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary

SUNOPTA INVESTMENTS LTD.	By: /s/ Jill Barnett
Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary e

SUNOPTA GRAINS AND FOODS INC.	By: /s/ Jill Barnett
Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary

SUNOPTA COMPANIES INC.	By: /s/ Jill Barnett
Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary

SUNOPTA GLOBAL ORGANIC	By: /s/ Jill Barnett
INGREDIENTS INC.	Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary

CITRUSOURCE, LLC	By: /s/ Jill Barnett
Name: Jill Barnett
Title: VP, General Counsel & Corporate Secretary

- S2 -

BANK OF MONTREAL	By: /s/ Francois Wentzel
in its capacity as Agent	Name: Francois Wentzel
Title: Managing Director

By:________________________________
Name:
Title:

BANK OF MONTREAL	By: /s/ Pedram Kaya
in its capacity as Lender	Name: Pedram Kaya
Title: Managing Director, Corporate
Finance, ABL, BMO Bank of Montreal

By: /s/ Gary Still
Name: Gary Still
Title: Managing Director, Corporate
Finance, ABL, BMO Bank of Montreal

BANK OF MONTREAL	By: /s/ Randon Gardley
(Chicago Branch)	Name: Randon Gardley
in its capacity as Lender	Title: Vice President

By:________________________________
Name:
Title:

EXPORT DEVELOPMENT	By: /s/ Sean Borutskie
CANADA	Name: Sean Borutskie
in its capacity as Lender	Title: Asset Manager

By: /s/ Sheila Banning
Name: Sheila Banning
Title: Asset Manager

RABOBANK NEDERLAND	By: /s/ Valter Lourenco
CANADIAN BRANCH	Name: Valter Lourenco
in its capacity as Lender	Title: Vice President, Senior Credit Analyst

By: /s/ Nicolas Stoupak
Name: Nicolas Stoupak
Title: Executive Director

- S3 -

CANADIAN IMPERIAL BANK	By: /s/ Lisa Daley
OF COMMERCE	Name: Lisa Daley
in its capacity as Lender	Title: Authorized Signatory

By: /s/ Nicole Shinya
Name: Nicole Shinya
Title: Authorized Signatory

EXHIBIT I

SCHEDULE EE

[SEE ATTACHED INTERCREDITOR AGREEMENT]

EXHIBIT II

SCHEDULE FF

[SEE ATTACHED SECOND LIEN TERM LOAN AGREEMENT]